                                                                       EXHIBIT K

[LOGO] American Stock Transfer                                    59 Maiden Lane
       & Trust Company                                        New York, NY 10038
                                                             Tel: (718) 921-8201
                                                             Fax: (718) 236-4588
                                                                 www.amstock.com

                                             January 8, 2004


Mr. George Betzios
Salomon Brothers Asset Management
125 Broad Street
New York, NY 10004

Dear Mr. Betzios:

     As you know, the process of researching and the selection of a new Transfer Agent to whom your client will entrust their shareholder transactions is an important one. Several factors must be considered. Performance and price are among the most important factors, and American Stock Transfer & Trust Company certainly will exceed your expectations on both.

     The prestigious Group Five survey has once again rated AST #1 in client satisfaction, a distinction we have enjoyed for five consecutive years. In spite of this recognition, our commitment to client and shareholder satisfaction has not waned. We recognize that, as the leader in our industry, we must continually strive to improve the level and scope of our services.

     American Stock Transfer & Trust Company acts as Registrar and Transfer Agent for approximately 2,500 public companies. We operate in our own 200,000 sq. ft. building complex.

     American Stock Transfer & Trust Company offers more services than any other Transfer Agent in the industry. The services we offer are of the highest caliber and because of the volume of business we do, we are able to deliver these services at substantial savings.

     American Stock Transfer & Trust Company will provide Salomon Brothers Capital & Income Fund with complete Registrar and Transfer Agent services, including quarterly dividend disbursements and dividend reinvestment administration for a flat monthly fee of $1,000.00. Should the company elect to disburse dividends monthly, our flat monthly fee will be $1,500.00. Please be advised that our fee covers all services that your client requires including unlimited transfers, legal transfers, account maintenance and shareholder lists.

     The following services are included in American Stock Transfer & Trust Company's flat monthly fee:

--------------------------------------------------------------------------------
TECHNOLOGY
--------------------------------------------------------------------------------

     AST's websites, www.amstock.com and www.voteproxy.com offer shareholders the ability to:

..    Review frequently asked questions, including transfer requirements.
..    Download the necessary forms to change addresses/replace checks/replace lost stock certificates.
..    Submit proxy votes.
..    E-mail inquiries concerning their account.

[LOGO] American Stock Transfer
       & Trust Company

George Betzios
Re:  Salomon Brothers Capital & Income Fund

AST's websites, www.amstock.com and www.voteproxy.com offer client companies the ability to:

..    Obtain shareholder lists in a variety of formats.
..    Issue stock options through the DWAC system via the Internet. Optionees accounts at brokerage houses are credited the same day that the instructions are received. Confirmations are issued the same day upon completion.
..    Obtain reports of daily transactions.

AST's website, www.investpower.com offers shareholders the opportunity to:

..    Purchase shares in a direct purchase plan entirely online. There is no need to download an enrollment form and mail it in, nor must you place a call in order to activate an account.
..    Rates are significantly lower than those of most brokers.
..    The ability to purchase fractional shares allows shareholders to select a dollar amount rather than a specific number of shares.
..    Have dividends automatically applied to purchase new shares.
..    Retrieve account information 24 hours a day, 7 days a week.

AST's Integrated Voice Response System (IVR), permits shareholders to:

..    Obtain information on frequently asked questions, including transfer requirements.
..    Request address changes/replacement of checks/replacement of lost stock certificates/replacement of 1099's.
..    Submit proxy votes.
..    Obtain information concerning their account.

--------------------------------------------------------------------------------
CERTIFICATES
--------------------------------------------------------------------------------

..    Issuing and registering all stock certificates.
..    Issuing stock options through the DWAC system. Optionees' accounts at brokerage houses are credited the same day that instructions are received.
..    Processing legal transfers and transactions requiring special handling.
..    Mailing certificates to shareholders as a result of transfers.

--------------------------------------------------------------------------------
ACCOUNT MAINTENANCE
--------------------------------------------------------------------------------

..    Opening new accounts, consolidating and closing shareholder accounts.
..    Maintaining all shareholder accounts.
..    Processing address changes.
..    Placing, maintaining and removing stop transfers.
..    Posting all debit and credit certificate transactions.
..    Social Security solicitation.
..    Providing a general 800 number for shareholder inquiries.
..    Handling shareholder/broker inquiries, including Internet correspondence.
..    Responding to requests for audit confirmations.

[LOGO] American Stock Transfer
       & Trust Company

George Betzios
Re:  Salomon Brothers Capital & Income Fund

--------------------------------------------------------------------------------
ANNUAL SHAREHOLDER MEETING
--------------------------------------------------------------------------------

..    Soliciting proxy votes for routine meetings.
..    Imprinting shareholders' names on proxy cards.
..    Receiving remote electronic transmissions from ADP/IECA.
..    Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
..    Verifying broker bills.
..    Contacting brokers and nominees for votes before annual meetings.
..    Tabulating proxies.
..    Preparing Proxy Tabulation Reports.

--------------------------------------------------------------------------------
LISTS AND MAILINGS
--------------------------------------------------------------------------------

..    Enclosing multiple proxy cards to same household in one envelope.
..    Monitoring and suppressing undeliverable mail until correct address is located.
..    Furnishing unlimited shareholder lists, in any sequence.
..    Providing geographical detail reports of stocks issued/surrendered for a specific period.
..    Providing unlimited sets of mailing labels.

--------------------------------------------------------------------------------
CASH DISTRIBUTION PAYMENTS
--------------------------------------------------------------------------------

..    Preparing and issuing checks to shareholders.
..    Inserting all required enclosures.
..    ACH/Direct Deposit services.
..    Issuing replacement checks.
..    Maintaining Postal return items.
..    Providing check registers to company.

--------------------------------------------------------------------------------
DIVIDEND REINVESTMENT PLAN ADMINISTRATION
--------------------------------------------------------------------------------

..    Opening and maintaining participant accounts.
..    Acknowledging and processing reinvestment, direct debit and optional cash payments.
..    Corresponding with plan participants.
..    Mailing proceeds to plan participants liquidating or terminating the plan.
..    Mailing year-end tax information to plan participants and the IRS.
..    Providing periodic investment reports to the company.

--------------------------------------------------------------------------------
TAX FORMS
--------------------------------------------------------------------------------

..    Furnishing year-end 1099 forms to shareholders.
..    Replacing lost 1099 forms to shareholders.
..    Escheatment reports furnished to various state agencies.

[LOGO] American Stock Transfer
       & Trust Company

George Betzios
Re:  Salomon Brothers Capital & Income Fund

--------------------------------------------------------------------------------
REMOTE ACCESS
--------------------------------------------------------------------------------

This service gives you the ability to directly access your clients shareholder database. The following options are available:

..    Shareholder lists.
..    Share range analysis.
..    Certificate history.
..    Geographic analysis.
..    Net change analysis.
..    Proxy tabulation.
..    List of 50 largest shareholders.
..    Shareholder addresses, correspondence and maintenance.
..    Certificate information.
..    Proxy tabulation.

     All certificate issuance's, reports, mailings, labels, transfers, and transactions, described above will be provided to your client and their shareholders on an unlimited basis.

     The following services are standard with us. It is indicative of the level of service which your client can expect to receive from us.


--------------------------------------------------------------------------------

..    INQUIRIES FROM SHAREHOLDERS ARE ANSWERED PROMPTLY BY PERSONAL LETTERS.

..    ADDRESS CHANGES ARE PROMPTLY PROCESSED AND ACKNOWLEDGED.

..    STOCK OPTIONS ARE ISSUED THE SAME DAY AS THE REQUEST IS RECEIVED.

..    RULE 144 TRANSFERS ARE PROCESSED THE SAME DAY THEY ARE RECEIVED.

..    REQUESTS FOR SHAREHOLDER LISTS AND OTHER REPORTS ARE PROMPTLY DELIVERED TO
     THE COMPANY.

--------------------------------------------------------------------------------

     As one of the leading Transfer Agents in an industry wherein automation and advance computer technology are vital tools, we take pride in our multi-million dollar data processing facility. Our software, developed and maintained by our in-house professional staff, is constantly being upgraded to meet the needs of the industry in general and our clients in particular - all of which allows us to offer more comprehensive services efficiently and expeditiously and at a substantial savings.

[LOGO] American Stock Transfer
       & Trust Company

George Betzios
Re:  Salomon Brothers Capital & Income Fund

     Client service and satisfaction are our stock in trade and we will extend every effort to provide these to your client. An assigned Account Administrator and Assistant Administrator will be available at all times to offer personalized assistance to you and your client.

     The attached list represents a small sample of the companies we serve. Most of these companies left major banks to retain our services. I am sure that these people will confirm satisfaction with our services and will attest to the savings which they have enjoyed.

     Stock transfer is our only business for the past twenty-five years and we are fully committed to providing services of the highest caliber at the most reasonable cost. Our clients have a shareholder base from 250,000 shareholders to as few as 500 shareholders.

     The fee for the closing of this Initial Public Offering will be $3,500.00

     I will call you shortly to pursue this matter. In the interim, if you have any questions, please do not hesitate to call 718-921-8201.

                                                 Very truly yours,

                                              AMERICAN STOCK TRANSFER &
                                                   TRUST COMPANY

                                               [/s/ Michael Karfunkel]

                                              Michael Karfunkel
                                              President




cc:  Tricia Myer (PMYER@STBLAW.COM)

                                   References

                  Company:         Kadant, Inc.
                  Telephone:       (781) 370-1630
                  Contact:         Ms. Sandra Lambert
                  Exchange:        AMEX


                  Company:         Triarc Companies, Inc.
                  Telephone:       (212) 451-3122
                  Contact:         Ms. Stefanie Firtell
                  Exchange:        NYSE


                  Company:         Griffon Corporation
                  Telephone:       (516) 938-5544
                  Contact:         Mr. Pat Alesia
                  Exchange:        NYSE